Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(294,053)
Unrealized Gain (Loss) on Market Value of Futures	(2,907,787)
Dividend Income	14,471
Interest Income	47,112
ETF Transaction Fees	1,400
Total Income (Loss)	$(3,138,857)

Expenses
General Partner Management Fees	$53,398
Professional Fees	15,372
Brokerage Commissions	1,588
Non-interested Directors' Fees and Expenses	606
Prepaid Insurance Expense	507
NYMEX License Fee	1,335
Total Expenses	$72,806
Net Income (Loss)	$(3,211,663)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/17	$102,390,017
Additions (450,000 Shares)	7,945,200
Withdrawals (50,000 Shares)	(881,344)
Net Income (Loss)	(3,211,663)

Net Asset Value End of Month	$106,242,210
Net Asset Value Per Share (6,100,000 Shares)	$17.42

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612